CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors of
Prophet 21, Inc.


We consent to the incorporation by reference in the registration statement of Prophet 21, Inc. on Form S-8 of our report dated August 22, 1997, and on our audits of the consolidated financial statements and financial statement schedule of Prophet 21, Inc. as of June 30, 1997 and 1996, and for the years ended June 30, 1997, 1996 and 1995, which report is included in the Annual Report on Form 10-K of Prophet 21, Inc. for the year ended June 30, 1997.


Coopers & Lybrand L.L.P.



2400 Eleven Penn Center
Philadelphia, Pennsylvania
October 13, 1997